                                                                    EXHIBIT 99.9


                          PACIFIC GULF PROPERTIES INC.

                               OFFER TO EXCHANGE

                         ANY AND ALL OF ITS OUTSTANDING

              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001
                   ($56,506,000 PRINCIPAL AMOUNT OUTSTANDING)
                         FOR SHARES OF ITS COMMON STOCK


   THE EXCHANGE OFFER, AS SUPPLEMENTED AND AMENDED ON DECEMBER 11, 1996, WILL EXPIRE AT 5:00 NEW YORK CITY TIME, ON DECEMBER 26, 1996 (AS SUCH DATE MAY BE
                       EXTENDED, THE "EXPIRATION DATE").

             DEBENTURES TENDERED MAY BE WITHDRAWN AT ANY TIME PRIOR
                            TO THE EXPIRATION DATE.


                                                               December 11, 1996


To Our Clients:


     Enclosed for your consideration are the Prospectus, dated December 11, 1996 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute the offer (the "Exchange Offer") by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, to exchange 58 shares of its Common Stock, $.01 par value per share (the "Common Stock"), for each $1,000 in principal amount of its 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures"). An aggregate principal amount of $56,506,000 of Debentures is outstanding. This Prospectus amends the Company's prospectus dated November 8, 1996. The Company has amended the Exchange Offer in two important respects:



     - SINGLE EXCHANGE RATE OF 58 SHARES OF COMMON STOCK. The Company has set a single exchange rate of 58 shares of Common Stock for each $1,000 principal amount of validly tendered Debentures.



     - WAIVER OF MINIMUM TENDER AMOUNT. The Company has waived the condition to the Exchange Offer that, on or prior to the Expiration Date, it shall have received the valid tender of at least $37,672,550 in aggregate principal amount of Debentures, representing 66.67% of the principal amount of all outstanding Debentures.


     We are the registered holder of the Debentures held for your account. The tender of such Debentures can be made only by us as the registered holder. We ask that you advise us whether you wish us to tender in the Exchange Offer some or all of the Debentures held by us for your account. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF THE DEBENTURES HELD BY US FOR YOUR ACCOUNT.

     If you wish to have us tender some or all of your Debentures, please so instruct us by completing and returning to us the instruction form set forth below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us as promptly as possible to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE OF SHARES OF THE COMPANY'S COMMON STOCK WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, THE COMPANY MAY, IN ITS SOLE DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE EXCHANGE OFFER IN ANY SUCH JURISDICTION.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE

                         ANY AND ALL OF THE OUTSTANDING

              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001
                 OF PACIFIC GULF PROPERTIES INC. FOR SHARES OF
                              THE ITS COMMON STOCK


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated December 11, 1996 (the "Prospectus") and the accompanying Letter of Transmittal, which together constitute the offer (the "Exchange Offer") by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), to exchange 58 shares of its Common Stock, $.01 par value per share (the "Common Stock"), for each $1,000 in principal amount of its 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures"). This Prospectus amends the Company's prospectus dated November 8, 1996.


     This will instruct you to tender the number of Debentures indicated below held by you for the account of the undersigned in exchange for shares of Common Stock, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal.

1. [ ] By checking this box, all Debentures held for the account of the undersigned will be tendered. If fewer than all such Debentures are to be tendered, please do not check this box but instead complete Item 2 below.

2. [ ] By checking this box, only the number and total face amount of Debentures specified below will be tendered:

--------------------------------------------------  --------------------------------------------------
          Number of Debentures Tendered                  Total Face Amount of Debentures Tendered


                                   SIGN HERE


--------------------------------------------------  --------------------------------------------------
                    Signature                                     Name(s) (Please Print)
--------------------------------------------------  --------------------------------------------------
                    Signature                                     Name(s) (Please Print)
        (If more than one account holder)
                                                    --------------------------------------------------
                                                                         Address
                                                    --------------------------------------------------
                                                                         Zip Code
                                                    --------------------------------------------------
                                                              Area Code and Telephone Number
                                                    Dated:
                                                    ----------------------------------------------,
                                                    1996